Exhibit 10.10 (b)

Wells Fargo Bank, N.A.

CUSTODY AGREEMENT

This Agreement, made and entered into as of June 1, 2017, by and between Wells Fargo Bank, N.A. ("Wells Fargo"), and Graham Cash Assets LLC (the "Owner") as Owner(s) in regard to the custody of certain assets of the Owner.

Whereas Owner wishes to appoint a custodian to hold certain assets of the Owner pursuant to the direction of the Owner.

Now, therefore, the parties hereto agree as follows:

1.
Appointment and Acceptance. The Owner hereby appoints Wells Fargo, and Wells Fargo hereby accepts its appointment, as the custodian (the "Custodian") of certain assets of the Owner (the "Account"). The Account shall consist of those assets, which the Owner notifies Wells Fargo shall be included in the Account, together with the income, proceeds and profits thereon. Wells Fargo will act as the Custodian for the purposes, to the extent, and in the manner and within the limitations set forth in this Agreement.

2.	Services of Custodian. The Custodian shall:

2.1
Open and maintain a custody account in the name of the Owner and hold in such account all cash and securities initially deposited, plus any additional cash and securities that may be received from Owner or pursuant to the direction of the Owner from time to time for deposit to the Account. The Custodian shall not be responsible to collect or enforce collection of contributions to the Account.

2.2	Act upon written direction from the Owner or from investment managers duly appointed in writing by the Owner.

2.3	Settle securities transactions for the Account with brokers or others in accordance with the written direction of the Owner or duly appointed investment manager.

2.4	Be responsible for the collection of investment income relating to the assets in the Account and providing for the daily investment thereof in accordance with the written direction of the Owner.

2.5	Present for payment all maturing securities or any securities called for redemption and collect proceeds therefrom.

2.6	Deliver cash or securities as the Owner may direct in writing.

2.7	Deliver proxy and other materials for securities held in the Account, including offers to tender or exchange such securities, to the Owner or otherwise as the Owner may direct in writing.

2.8
Send monthly to the Owner an itemized statement showing the funds and securities held in the Account as of the last day of the month and all debits, credits and transactions in the Account since the date of the last statement.

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2.9	With respect to valuation of assets held in the Account (including securities issued by the Owner),

(A)	Obtain the fair market value of publicly traded assets where such assets have a readily ascertainable market value.
(B)	Rely on pricing direction received from the Owner to the extent any securities are or become thinly traded and/or a readily ascertainable market value is not available.
(C)	Rely on pricing direction received from the Owner or its authorized agent for any non-publicly traded assets.

2.10
From time to time, on the written direction of the Owner, to make disbursements out of the Custodial Account to such persons, in such manner, in such amounts, and for such purposes as may be specified in such written direction. All fund transfer requests must be authorized by two signatories in accordance with and pursuant to the attached Fund Transfer Authorization as may be amended from time-to-time by handwritten notice of the undersigned. The Custodian shall be under no liability for any disbursement made by it pursuant to such a direction.

2.11
As a matter of convenience, the Custodian may include on its reports the value of assets for which it does not maintain custody, including but not limited to investments in common or collective funds not administered by the Custodian, limited partnerships, and unregulated investment funds ("Special Investment"). The Custodian may account for a Special Investment by means of "mirror image" record keeping in order to include the Special Investment's value on a composite statement for the Account that includes all of the Account's other investments. The Owner directs the Custodian to report those assets solely as a record keeping item on the account statements. The Custodian is not responsible for the accuracy of the information provided by the asset's custodian or other source, and does not certify that any information provided by the custodian or other source is true or correct, notwithstanding any subsequent statement to the contrary regarding the Special Investment. The Owner agrees to indemnify and hold the Custodian harmless from any and all liability resulting from errors caused by inaccurate reporting, failure of the asset's custodian to provide accurate information, and other errors and omissions related to the information supplied to the Custodian by the asset's custodian or other reporting source.

3.	Powers of the Custodian. The Custodian is authorized and empowered to:

3.1
Except where the assets consist of cash, U.S. Treasuries or U.S agencies, hold assets in the name of the nominee selected by the Custodian or such other nominee name as the Owner or investment manager may direct in writing.

3.2
Utilize agents other than persons on its regular payroll and delegate to them such ministerial and other non-discretionary duties as it sees fit and to rely upon such information furnished by such agents.

3.3
Except where the assets consist of cash, U.S. Treasuries or U.S. agencies, make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any other instruments that may be necessary or appropriate to carry out the custodianship duties and powers.

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3.4	Decline to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations.

3.5
Invest money or assets of the Account in any registered investment company to which the Custodian or an affiliate of the Custodian provides services and receives compensation for providing such services as such investment may be directed by Owner or an agent of Owner.

3.6
Invest available cash in the Account, pending disbursement or investment, in a cash management vehicle as designated by the Owner or an agent of Owner. The Owner understands and agrees that cash management vehicles made available by the Custodian may include deposit accounts of the Custodian or an affiliate, and that such deposit vehicles are specifically authorized for use in the Account.

4.	Additional Rights and Duties of the Custodian.

4.1
Upon the reasonable prior written request of the Owner, the Custodian shall promptly permit the Owner, or its respective agents, employees or independent auditors, to examine, audit, excerpt, transcribe and copy, at the Owner's expense, during the Custodian's normal business hours, any books, documents, papers and records relating to the Account or the assets.

4.2
The duties and obligations of the Custodian shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable except for its own gross negligence, willful misconduct or lack of good faith.

4.3	No provision of this Agreement shall require the Custodian to take any action which, in the Custodian's reasonable judgment, would result in any violation of this Agreement or any provision of law.

4.4
Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian be liable under or in connection with the Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Custodian has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

4.5
The Owner hereby agrees that the Custodian shall have a continuing lien and security interest in any property then held by the Custodian for the benefit of the Owner to the extent of any overdraft (daylight or overnight) or indebtedness to the Custodian.

5.
Indemnification. The Owner agrees to reimburse, indemnify and hold the Custodian harmless from and against any and all liability, loss, claim, damage or expense, including taxes other governmental charges, and reasonable legal and attorneys' fees which may be imposed, assessed or incurred against the Account or against the Custodian incurred or made arising out of or in connection with the performance of the Custodian's obligations in accordance with the provisions of this Agreement. This indemnity does not extend to any liability, loss, claim, damage or expense arising from the gross negligence, willful misconduct, or malfeasance on the part of the Custodian, its officers, agents or employees. The Owner hereby acknowledges that the foregoing  indemnities shall survive the resignation or discharge of the Custodian or the termination of this Agreement.

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6.
Fees. The Custodian shall be paid reasonable compensation and fees for its services under this Agreement as agreed from time to time in writing by the parties pursuant to the terms of a separate fee agreement. Such compensation and fees may be paid from the Account if not paid by the Owner within thirty (30) days after the Custodian mails a written invoice to the Owner.

7.
Amendment and Termination. This Agreement may be amended at any time in writing in such manner as may be mutually agreed upon by the Custodian and Owner. It may be terminated at any time by either the Custodian or Owner upon sixty (60) days' written notice to the other or as otherwise agreed by the parties. As soon as administratively feasible following the effective date of such termination, the Custodian shall deliver the assets of the Account to the successor custodian appointed by the Owner and shall have no further custodial responsibilities for the assets in the Account. Any fees remaining outstanding and balances owing to the Custodian may be withheld from the assets delivered to the Owner or to the successor custodian. In the event that the Owner fails to appoint a successor custodian within sixty (60) days following receipt of the Custodian's notice of termination, the Custodian may, in its sole discretion and at the expense of the Owner, petition any court of competent jurisdiction for the appointment of a successor custodian or for other appropriate relief, and any such resulting appointment shall be binding upon all the parties.

8.
Authorized Persons. The Owner shall furnish to the Custodian a written certification of the names and specimen signatures of individuals authorized to communicate with the Custodian on behalf of the Account. Wells Fargo shall be entitled to rely on the oral direction as confirmed in writing or written direction of such persons, including Trustee(s), or any Investment Manager(s). Wells Fargo shall be fully protected in assuming that there has been no change until so advised by the Owner.

9.	Notices. Notice to the Custodian shall be directed and mailed as follows: Scott Rice Wells Fargo Bank, N.A. 550 South 4th St Building 68 N9310-084 Minneapolis, MN 55415

Notice to Owner shall be directed and mailed as follows: Graham Cash Assets LLC c/o Graham Capital Management, L.P. 40 Highland Avenue Rowayton, CT 06853 tradingoperations@grahamcapital.com

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10.
Written Direction. If a provision of this agreement requires that a communication or document be provided to Wells Fargo in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if Wells Fargo reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Owner or Trustee. If this agreement requires that a communication or document be signed, an electronic signature satisfies that requirement. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender's name or electronic address appears as part of, or is transmitted with, the electronic record. Wells Fargo will not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document. Nor shall Wells Fargo incur any liability in executing instructions from any person or entity authorized to act on behalf of the Owner or Trustee prior to receipt by it of notice of the revocation of the written authority of such person or entity. Notwithstanding the foregoing, no amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by handwritten signature of each of the parties.

11.
Severability. If any provisions of this Agreement are held invalid or unenforceable, such invalidity or unenforceable, shall not affect any other provision, and this Agreement shall be construed and enforced as if such provisions had not been included.

12.	Assignment. No assignment of this Agreement shall be made by either party without written consent of the other.

13.	Section Headings. The headings of sections in this Agreement are inserted for convenience and reference and shall not be deemed to be a part of or used in the construction of this Agreement.

14.	Governing Law. This Agreement and all transactions hereunder shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Connecticut.

15.	Successors and Assign. This Agreement shall bind the successors and assigns of Owner and shall bind the successors and assigns of the Custodian.

16.	Effective Date. This Agreement shall be effective on June 1, 2017.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Owner: Graham Cash Assets LLC

By:	/s/ Paul Sedlack
Its:	Paul Sedlack COO of Graham Capital
Management, L.P., as Manager

By:
Its:

Custodian: WELLS FARGO BANK, N.A.

By:
Its:

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